As filed with the Securities and Exchange Commission on May 15, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Landmark Infrastructure Partners LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	6519	61-1742322
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

George P. Doyle

Chief Financial Officer and Treasurer

2141 Rosecrens Avenue, Suite 2100

El Segundo, CA 90245

(310) 598-3173
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Finnegan IV John M. Greer William J. Cernius Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	G. Michael O’Leary William J. Cooper Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-203082

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Common units representing limited partner interests	575,000	$16.75	$9,631,250	$1,119.16

(1)          Represents only the additional number of common units being registered and includes 75,000 additional common units that may be sold upon the exercise of the underwriters’ option to purchase additional common units. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-11, as amended (File No. 333-203082) (the “Amended Registration Statement”).

(2)          Based upon the public offering price.

(3)          In accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Amended Registration Statement is hereby registered, which includes common units that may be sold upon the exercise of the underwriters’ option to purchase additional common units. The Registrant previously registered 2,875,000 common units with a proposed maximum aggregate offering price of $51,405,000 on the Amended Registration Statement, which was declared effective by the Securities and Exchange Commission on May 14, 2015.

(4)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act, based on the proposed maximum aggregate offering price.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Landmark Infrastructure Partners LP (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”).  This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-11, as amended (File No. 333-203082) (the “Amended Registration Statement”), and which the Commission declared effective on May 14, 2015.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of common units offered by Registrant by 575,000 common units.  The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Amended Registration Statement.  The information set forth in the Amended Registration Statement and all exhibits to the Amended Registration Statement are hereby incorporated by reference in this filing.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Rule 462(b) Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 15, 2015) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.                          Exhibits.

a. Exhibits.  All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-203082), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP
8.1	—	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1	—

Powers of Attorney (included on the signature page to the Registration Statement on Form S-11 (File No. 333-203082) initially filed with the Securities and Exchange Commission on March 27, 2015 and incorporated by reference herein).

b. Financial Statement Schedules

None.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 15, 2015.

Landmark Infrastructure Partners LP

By:	Landmark Infrastructure Partners GP LLC
its General Partner

By:	/s/ George P. Doyle
George P. Doyle
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	*	Director and Chief Executive Officer	May 15, 2015
	Arthur P. Brazy, Jr.	(Principal Executive Officer)

	/s/ George P. Doyle	Chief Financial Officer and Treasurer	May 15, 2015
	George P. Doyle	(Principal Financial Officer and
Principal Accounting Officer)

	*	Chairman of the Board of Directors	May 15, 2015
Matthew P. Carbone

	*	Director	May 15, 2015
James F. Brown

	*	Director	May 15, 2015
Jonathan A. Contos

	*	Director	May 15, 2015
Edmond G. Leung

	*	Director	May 15, 2015
Ronald W. Readmond

	*	Director	May 15, 2015
Thomas Carey White III

	*	Director	May 15, 2015
Gerald A. Tywoniuk

/s/ George P. Doyle
* By:	George P. Doyle
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP
8.1	—	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1	—

Powers of Attorney (included on the signature page to the Registration Statement on Form S-11 (File No. 333-203082) initially filed with the Securities and Exchange Commission on March 27, 2015 and incorporated by reference herein).